Exhibit 10.1

                            SHARES TRANSFER AGREEMENT

This Shares Transfer Agreement (the "Agreement") is made and entered by and between Zhouwei, a Chinese citizen and the shareholder of Beijing Yuanshan Shidai Technology Development Ltd., with registered address at Nankang street, Long Shan District, Liao Yuan city, Liaoning province, China, ID number 220403197907131513(hereinafter refer to as the Seller) and China Wi-Max Communications Inc., a company registered under the law of the Nevada with its registered place at Denver Tower, 1905 Sherman street, Suite 335, Denver, Colorado80203 (hereinafter rafter to the Purchaser) as of the date of June 19, 2008.

   WHEREAS

Seller has set up Beijing Yuanshan Shidai Tech Development Ltd., (the Company) on February 4, 2008 under the law of the People's Republic of China; and the Company has a registered capital of RMB 400,000 and operation period of 20 years;

   WHEREAS

As the legally sole shareholder of the Company, the Seller desires to sell 100% of the shares in the Company (the Target Shares) and the Purchaser desires to purchase the Target Shares. It is agreed as follows:

ARTICLE 1 DEFINITION

1.1 Target Shares: as defined in the second paragraph of the preface in this Agreement;

1.2  Transfer Price: as defined in Article 2.2 in this Agreement;

1.3  Effective Date: as defined in Article 7.1 in this Agreement;

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1.4  Examining & Approving  Authorities:  Government  departments  governing the transaction under this Agreement;

1.5 Registration Authority: Government departments governing the registration of the companies, namely Administration on Industry and Commerce.

ARTICLE 2 TRANSFER OF THE TARGET SHARES

2.1 The Seller agrees to sell and the Purchaser agrees to purchase the Target Shares in accordance with the terms and provisions under this Agreement.

2.2 As consideration, Purchaser agrees to pay to the Seller USD 55,000 (the Transfer Price) for the shares purchased.

ARTICLE 3 COOPERATION AND PAYMENT

3.1 Upon signing of this Agreement, the two parties shall promptly make the Company to go through the following procedures:

     a. Apply with the Examining & Approving Authorities for the approval of this Agreement;

     b. Upon the completion of the approval described in the above 3.1 a, apply with Registration authority for the amendment of the Company's Registration.

3.2 The above application and approval procedure shall be carried out by the Seller and the Purchaser shall provide cooperation on the issue.
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3.3  Within 60 days as from the date of  completion  of  registration  amendment upon obtaining of approval, the Purchaser shall pay the Transfer Price to the Seller by means of TT to the bank account designated by the Seller.

3.4 It is hereby confirmed that before the receipt of the Transfer Price by the Seller, the Target Shares shall remains as the property of the Seller and the Purchaser may not exercise the right from or relating to the Target Share, notwithstanding this Agreement has been approved by the Examining & Approving Authorities. Upon receiving the Transfer Price from the
     Purchaser, the Target Share automatically transfers to the Purchaser from the Seller.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES

4.1 On signing and execution of this Agreement, the Seller makes the following Representations and Warranties:

     4.1.1The Seller has the legal right to carry out the transaction under this Agreement, and has taken necessary legitimate measures for the fulfillment of the obligations under this Agreement;

     4.1.2The Seller legally owns the Target Shares and has legal right to dispose of them.

     4.1.3The shares and assets of the Company are free and clear of any and all liens and encumbrances whatsoever;

     4.1.4There is no outstanding or pending  litigation or arbitration in which the Company is a party.
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4.2  On  signing  and  execution  of this  Agreement,  the  Purchaser  makes the following Representations and Warranties:

     4.2.1The Purchaser has the legal right to carry out the transaction under this Agreement, and has taken necessary legitimate measures for the fulfillment of the obligations under this Agreement;

     4.2.2The  Purchaser  has a  legitimate  source of fund to pay the  Transfer
          Price under this Agreement.

ARTICLE 5 COST AND EXPENDITURES

5.1 The cost charged by banks or other expenditures incurred from paying the Transfer Price under this Agreement shall be born by the Purchaser.

5.2 The cost and expenditure arising from the approval and registration procedure shall be born by the Company.

5.3 Any taxes arising from the receipt of Transfer Price by the Seller shall be governed by the Chinese law.

ARTICLE 6 LIABILITIES FOR BREACHING THE AGREEMENT

6.1 In the event the Purchaser fails to pay the Transfer Price to the Seller within the period provided in this Agreement, the Seller shall pay to the Seller additional interest at the rate of 100RMB per day as liquidated damage.
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6.2  In the event that either party to this  Agreement  breaches its  Warranties and causes the other party's loss, the breaching party shall make full compensation to the non-defaulting party to cover the all loss from such breach.

ARTICLE 7 EFFECTIVE DATE

This Agreement shall submit to Examining & Approving Authorities for approval. The Effective Date shall be the date of approval issued by the authority.

ARTICLE 8 GOVERNING LAWS

The execution, effect and construction of this Agreement shall be governed by the Chinese law.

ARTICLE 9 DISPUTE SETTLEMENT

In the event that any dispute arises in the performance or interpretation of this agreement by the two parties, the dispute shall be resolved through friendly negotiation. If the dispute could not be settled within 30 days from being put forward by one party, either party may apply to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration according to rule of the CIETAC. The arbitration shall be made in Beijing and the language shall be in Chinese. The arbitration award shall be final and binding on the parties.
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ARTICLE 10 MISCELLANEOUS

10.1 Any amendment or supplement to this Agreement shall be in written and duly signed by the authorized representatives of the parties. Such amendment or supplement shall be submitted to the Examining & Approving Authorities for approval.

10.2 The parties acknowledge and warrant that each party shall treat any secret information gained from the other party through performing this agreement confidential. Without prior consent by the other party, such information shall not be leaked or transferred to any third party. It is agreed that this clause will continue in effect within 5 years as from the date of termination of this Agreement.

10.3 This Agreement is executed in both Chinese and English version in three original copies. In the event that there is any discrepancy in their interpretation, the Chinese version shall govern. The two parties each hold one copy of this Agreement and the remaining copy shall be submitted to Examining & Approving Authorities for approval and Registration Authority for registration.

The Seller (signature)  /s/ZhouWei

The Purchaser (signature) /s/George E. Harris